Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement No. 333-265145 on Form S-8 of our report dated August 25, 2022, with respect to the consolidated and combined financial statements and financial statement Schedule II of Aspen Technology, Inc.
/s/ KPMG LLP

Boston, Massachusetts
August 25, 2022